FOR IMMEDIATE RELEASE                        EXHIBIT 99.1

SLEEP NUMBER CORPORATION TO ANNOUNCE
FOURTH QUARTER AND FULL YEAR 2017 RESULTS

Minneapolis - (Jan. 25, 2018) - Sleep Number Corporation (NASDAQ: SNBR) will release results for the fourth quarter and full year ended Dec. 30, 2017, after close of the regular trading session on Feb. 15, 2018.

Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EST (4 p.m. CST; 2 p.m. PST) on Feb. 15. To listen to the call, please dial 800-593-9959 (international participants dial 517-308-9340) and reference the passcode “Sleep.” To access the webcast, please visit the investor relations area of the Sleep Number website.

The webcast replay will remain available in the investor relations area of the company’s website for approximately 60 days.

About Sleep Number Corporation
As the leader in sleep innovation, Sleep Number Corporation delivers the best quality sleep through effortless, adjustable comfort and biometric sleep tracking. Sleep Number is a visionary in health and wellness, proving the connection between quality sleep and wellbeing. With its SleepIQ® technology platform, powering one of the most comprehensive databases of biometric consumer sleep data in the world, Sleep Number is fundamentally changing the way we monitor and manage health. To experience better quality sleep, visit one of the over 550 Sleep Number® stores located in all 50 states or SleepNumber.com. For additional information, visit our newsroom and investor relations site.

# # #

Contact: Dave Schwantes; (763) 551-7498; investorrelations@sleepnumber.com